Exhibit 10.29

EXECUTION VERSION

ASSIGNMENT AND BILL OF SALE

THIS ASSIGNMENT AND BILL OF SALE (this “Agreement”) is made as of February 24, 2017, by and among Care Capital Investments II, LP and Care Capital Offshore Investments II, LP (collectively, the “Assignors”), and Palladio Biosciences, Inc., a Delaware corporation (the “Assignee”). Capitalized terms used herein without definition shall have the respective meanings set forth in the Purchase Agreement (defined below).

Background

WHEREAS, pursuant to that certain Agreement and Plan of Merger dated December 28, 2011 (the “Purchase Agreement”), by and among Cornerstone Therapeutics Inc., a Delaware corporation (the ‘·‘Buyer”), Cohesion Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Buyer, Cardiokine, Inc., a Delaware corporation (the “Company”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the Indemnification Representative, Assignors, as stockholders of the Company, may be entitled to certain “Contingent Consideration” as such term is defined in the Purchase Agreement.

WHEREAS, Assignors desire to assign, transfer and convey to Assignee, all of their rights, title and interest in the right to receive the Contingent Consideration, and any other payments that Assignors, as stockholders of the Company, would be entitled to receive under the Purchase Agreement (collectively, the “Assigned Rights”).

Terms

NOW, THEREFORE, for ONE DOLLAR ($1) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound, the Assignors and the Assignee agree as follows:

I. Assignment. The Assignors hereby sell, assign, transfer, convey and deliver to the Assignee all of the Assignors’ right, title, benefit, privileges, interests and options in, to and under the Assigned Rights, including any Contingent Consideration under Section 2.5 and the rights to distributions under Section 2.6 of the Purchase Agreement. THE ASSIGNED RIGHTS ARE BEING TRANSFERRED AS IS AND THE ASSIGNOR MAKES NO REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND ASSIGNEE SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE.

2. Further Acts and Agreements. From time to time after the date hereof and without further consideration, the Assignors shall, upon the request of the Assignee, execute and deliver such documents and instruments of conveyance and transfer as the Assignee may reasonably request in order to more fully effectuate the assignment of the Assignors’ right, title, benefit, privileges, interests and options in, to and under each of the Assigned Rights, including, but not limited to, assignment and novation agreements duly executed by the Assignors and all relevant third parties to give full force and effect to such assignment or transfer, as the Assignee shall deem necessary or appropriate to vest in Assignee good and marketable title to the Assigned Rights

3. Miscellaneous.

(a) Binding Effect. This Agreement and the rights and obligations arising hereunder is binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, permitted successors and permitted assigns.

(b) Governing Law. This Agreement shall be governed by, enforced under and construed in accordance with the laws of the State of New Jersey, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws of such State of New Jersey or any other jurisdiction.

(c) Amendment. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party hereto, or in the case of a waiver, by the party against which the waiver is to be effective.

(d) Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto were upon one instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signatures on the Following Page]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Assignment and Bill of Sale as of the day and year first written above.

ASSIGNORS:

CARE CAPITAL INVESTMENTS II, LP

By:	/s/ David R. Ramsay
Name:David R. Ramsay
Title: Authorized Signatory

CARE CAPITAL OFFSHORE INVESTMENTS II, LP

By:	/s/ David R. Ramsay
Name:David R. Ramsay
Title: Authorized Signatory

ASSIGNEE:

PALLADIO BIOSCIENCES, INC.

By:	/s/ Lorenzo Pellegrini
Name: Lorenzo Pellegrini
Title: President and CEO

[Signature Page to Assignment and Bill of Sale]